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                            EXHIBIT 21


                   BIOPOOL INTERNATIONAL, INC.
                  Subsidiaries of the Registrant




Biopool AB ("Biopool Sweden")
P. O. Box 7133
S-907 04  Umea, Sweden


Biopool Canada Inc. ("Biopool Canada")
1016 Sutton Drive, Unit C8
Burlington, Ontario, Canada  L7L 6B8